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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Hirsch International Corp. on Form S-3 of our report dated March 11, 1997, appearing in the Annual Report on Form 10-K of Hirsch International Corp. for the year ended January 31, 1997 and to the inclusion of such financial statements and to the reference to us under the heading "Experts" in Registration Statement No. 333-26539 which is incorporated by reference in this Registration Statement.

DELOITTE & TOUCHE LLP

Jericho, New York
June 6, 1997